CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Internet Venture Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2000 relating to the consolidated financial statements of Internet Venture Group, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-KSB and amendments thereto for the years ended December 31, 1999 and 1998. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Michael Johnson & Co., LLC
October 27, 2000